Exhibit 10.2
AMENDMENT NUMBER 33
FINAL SETTLEMENT AGREEMENT
     This Amendment Number 33 (“Final Settlement Agreement”) is effective as of November 26, 2008, between Gaylord National, LLC (“Gaylord”), Perini/Tompkins, Joint Venture, a joint venture of Perini Building Company, Inc. and Turner Construction Company, t/a Tompkins Builders, Inc. (“Joint Venture”), Perini Building Company, Inc. (“Perini”) and Turner Construction Company, t/a Tompkins Builders, Inc. (“Tompkins”) (the Joint Venture, Perini, and Tompkins are hereinafter referred to as “PTJV”).
RECITALS
     A. Gaylord is the owner of the Gaylord National Harbor Resort and Convention Center (“Project”) located in Prince George’s County, Maryland.
     B. Gaylord entered into an Agreement dated May 9, 2005 with PTJV (“Agreement”), under which PTJV agreed to serve as construction manager for the Project.
     C. The architect for the Project is Gensler Architecture, Design & Planning, P.C. (“Gensler”).
     D. PTJV hired various subcontractors, suppliers, and other individuals or entities (“Subcontractors”) to assist with completion of the Project by providing labor, services, material, equipment, electrical power, and other things of value necessary for its construction.
     E. Disputes have arisen between Gaylord and PTJV concerning, inter alia, completion of the Project, payment for work performed, correction of allegedly defective work, resolution of Subcontractor liens and claims, and responsibility for the costs of delays, acceleration, extra work, and other matters at the Project.

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     F. PTJV filed suit against Gaylord in the Circuit Court of Maryland for Prince George’s County at Case No. CAE08-24316 (“PTJV Action”) alleging claims to, inter alia, establish a mechanic’s lien and recover additional payments under the Agreement or in quantum meruit.
     G. Gaylord filed suit against PTJV in the Circuit Court of Maryland for Prince George’s County at Case No. CAL08-27201 (“Gaylord Action”) alleging claims to, inter alia, recover a refund of alleged overpayments and obtain indemnification of all costs associated with subcontractor nonpayment and any resulting mechanic’s liens.
     H. The term “Subcontractor” as used in this Final Settlement Agreement includes “Subcontractor,” “Sub-Subcontractor,” and “Supplier,” as those terms are defined in the General Conditions for the Gaylord National Resort Project (“General Conditions”).
     I. Gaylord has received notices to owner (“Notices to Owner”) from Subcontractors, pursuant to Maryland Lien Law.
     J. Subcontractors have brought actions against Gaylord to establish and enforce mechanic’s liens, thereto, or arising out or related thereto and more Subcontractors may bring such actions (all present and future actions are referred to herein as “Subcontractor Actions”).
     K. Subcontractors currently have interlocutory liens on the Project in the Subcontractor Actions.
     L. Gaylord has filed cross-claims or third-party claims against PTJV in several Subcontractor Actions and has filed a counterclaim against PTJV in the PTJV Action.
     M. The parties have executed amendments to the Agreement through GMP Amendment 18, except for GMP Amendment 9 which Gaylord rejected.

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     N. PTJV has submitted applications for payment through Application for Payment No. 39 Revised dated September 11, 2008.
     O. The parties each deny responsibility for the claims of the other but agree to settle and resolve finally and for all time such claims, in accordance with the compromise terms set forth in this Final Settlement Agreement, to avoid the time, cost, and risk of litigation.
     NOW, THEREFORE, in consideration of the foregoing premises and in further consideration of the mutual covenants, undertakings and promises contained herein, and with the intent to be legally bound hereby, the parties hereto agree as follows:
A G R E E M E N T

ARTICLE 1
FINAL CONTRACT AMOUNT
     1.1 The Final Contract Amount is $845,000,000. This is a lump sum and a fixed amount. The Agreement no longer has any cost reimbursable components. All allowances and credits are resolved. This lump sum amount alters the previous payment process under which PTJV was to receive payment for the cost of the work, plus fixed general conditions, and fee, subject to a Guaranteed Maximum Price. This Final Contract Amount is full compensation for all cost of the work, all general conditions (fixed, extended, and otherwise), and all fee and has been adjusted for all claims, backcharges, offsets and credits of Gaylord through November 26, 2008. By way of illustration, and not in limitation, the on-going work to flush the risers and fan coil units, by Montgomery Mechanical Services, Inc., and to replace the actuators, by dpM, is included in the Final Contract Amount if performed before November 26, 2008. If performed afterward, it is the responsibility of PTJV to pay or perform. The Final Contract Amount has

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been adjusted downward to $845,000,000 because of the claims of Gaylord that relate to, inter alia, the work or failure to perform work of Subcontractors.
     1.2 The Final Contract Amount is not auditable.
     1.3 All Owner Controlled Insurance Program (“OCIP”) credits are resolved by the Final Contract Amount. PTJV owes no further credits or payments associated with the OCIP program.
     1.4 The amount paid to the date of this Final Settlement Agreement is $802,698,125.
     1.5 PTJV will submit Application for Payment No. 40 in the credit amount of $26,157,912, reflecting a Final Contract Amount of $845,000,000, and a paid to date of $802,698,125. PTJV will submit the normal and appropriate lien waivers and releases in connection with this application for payment. Gaylord will pay PTJV by wire transfer the sum of $39,301,875, within 3 business days of execution of this Final Settlement Agreement and no later than December 29, 2008. This sum represents the balance due for all prior requisitions of $42,301,875 less a $3.0 million holdback for the Completion of Work pursuant to Article 3 of this Final Settlement Agreement.
     1.6 No retainage will be withheld. The only withholding will be the sum of $3.0 million in connection with the Completion of the Work, which will be paid as provided in Article 3 of this Final Settlement Agreement.
ARTICLE 2
FINAL CONTRACT DOCUMENTS
     2.1 The Work, as defined in Article 2 of the Agreement, as amended, is inclusive of addenda issued by Gensler through Hotel Phase I Addendum No. 388 dated May 21, 2008, Hotel Phase II Addendum No. 108 dated March 25, 2008, Site Addendum No. 74 dated May 21, 2008,

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Convention Center Addendum C-Add No. 255 dated May 6, 2008, and Parking Garage Addendum G-Add No. 56 dated March 25, 2008, except as specifically revised by this Final Settlement Agreement.
ARTICLE 3
COMPLETION OF THE WORK
     3.1 PTJV will complete the Work and correct deficiencies in the work and will achieve Final Completion in accordance with the Agreement. Except as provided in this Final Settlement Agreement, the scope of the Completion of the Work is identified in the punch lists and deficiency lists as follows:
Hotel

Issue No.	Description	Date Published
Initial Guestroom Review
(Segment C — Floors 2-6 & 8)
1	Punch List 1	8/16/2007

Initial Guestroom Review
(Segment C — Floors 6-10)
2	Punch List 2	8/23/2007

Initial Guestroom Review
(Segment C — Floors 3 & 5-12)
3	Punch List 3	8/31/2007

Initial Guestroom Review
(Segment C — Floor 1)
4	Punch List 4	9/07/2007

Initial Guestroom Review
(Segment C — Floors 8, 9 & 12)
Completion Review No. 1
(Segment C — Floors 2-5)
5	Punch List 5	9/14/2007

Initial Guestroom Review
(Segment D — Floors 2 & 3)
Completion Review No. 1
(Segment C — Floors 6-10)
Completion Review No. 2
(Segment C — Floor 2)
6	Punch List 6	9/21/2007

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Issue No.	Description	Date Published
Initial BOH Review
(Segments A/B — Floor 1)
Initial Guestroom Review
(Segment C — Floors 11 & 12)
(Segment D — Floor 3)
Completion Review No. 1
(Segment C — Floors 7-10)
Floors 1 & 7-12 include MEP comments
7	Punch List 7	9/28/2007

Initial Guestroom Review
(Segment D — Floor 4)
8	Punch List 8	10/5/2007

Initial BOH Review
(Segments A/B — Floor 1)
Initial Guestroom Review
(Segment D — Floors 5-7)
9	Punch List 9	10/12/2007

Initial Guestroom Review
(Segment A — Floors 3 & 4)
Initial BOH Review
(Segment A/B — Floor 1)
Floor 1 includes MEP comments
10	Punch List 10	10/19/2007

Initial BOH Review
(Segments A / B — Floor 1)
Initial Guestroom Review
(Segment B — Floor 3)
(Segments A/B — Floors 4 & 5)
(Segment A — Floor 6)
Floor 1 includes MEP comments
11	Punch List 11	10/26/2007

Initial BOH Review
(Segment B — Floor 1)
Initial Guestroom Review
(Segments A / B — Floors 5-7)
12	Punch List 12	11/2/2007

Initial BOH Review
(Segment B — Floor 1)
Initial Guestroom Review
(Segments A / B — Floors 7 & 8)
13	Punch List 13	11/9/2007

Initial Guestroom Review
(Segments A / B — Floors 8 & 9)
14	Punch List 14	11/16/2007

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Issue No.	Description	Date Published
Initial Guestroom Review
(Segment B — Floors 4, 6 & 7)
(Segments A / B — Floors 8, 10 & 11)
15	Punch List 15	11/21/2007

Initial Guestroom Review
(Segment E — Floor 3)
(Segments B & E — Floor 4)
(Segment A/B — Floor 11)
16	Punch List 16	12/7/2007

Initial Guestroom Review
(Segment E — Floors 4 & 5)
(Segment B — Floor 7)
17	Punch List 17	12/14/2007

Initial Guestroom Review
(Segment E — Floor 4)
(Segments A, A/B & E — Floor 5)
(Segment E — Floor 6)
18	Punch List 18	12/21/2007

Initial Guestroom Review
(Segment A — Floors 4 & 12)
(Segment B — Floors 4, 8)
(Segment C — Floors 8, 9, 10 & 12)
(Segment D — Floors 4, 5 & 7)
(Segment E — Floors 3-6)
Floors 2 & 3 include MEP comments
19	Punch List 19	1/4/2008

Initial Guestroom Review
(Segment A — Floors 9 & 12)
(Segment A/B — Floors 9 & 12)
(Segment B — Floors 9 & 10)
(Segment C — Floors 2, 3, 4, 5)
20	Punch List 20	1/11/2008

Initial Guestroom Review
(Segment A — Floors 5, 6 & 11)
(Segment A/B — Floors 5, 6, 11 & 12)
(Segment B — Floors 5, 6, 7, 9 & 12)
(Segment C — Floor 6)
(Segment D — Floors 3, 4, 5 & 6)
(Segment E — Floors 3, 5, & 6)
21	Punch List 21	1/18/2008

Initial Guestroom Review
(Segment A — Floors 7 & 14)
(Segment A/B — Floor 7)
(Segment B — Floors 6, 7, 11 & 12)
(Segment C — Floor 7)
22	Punch List 22	1/25/2008

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Issue No.	Description	Date Published

Initial Guestroom Review
(Segment A — Floors 3-10, 14 & 15)
(Segment A/B — Floors 6-10, 14 & 15)
(Segment B — Floors 4, 5, 8, 9, 14 & 15)
(Segment C — Floors 3, 5, 6, 9 & 10)
(Segment E — Floor 5 & 6)
Floors 3, 4, 5, 6, 7 & 8 include MEP comments
23	Punch List 23	2/1/2008

Initial Guestroom Review
(Segment A — Floors 2, 6, 7, 8, 11, 12 & 16)
(Segment A/B — Floors 7, 8, 9, 11, 12, 15 & 16)
(Segment B — Floors 3, 7, 10, 11, 12, 15 & 16)
(Segment C — Floors 6, 7, 8 & 12)
(Segment D — Floors 3, 4, 5, 6 & 7)
(Segment E — Floor 5)
Floors 3, 4, 5, 6, 7 & 9 include MEP comments
24	Punch List 24	2/11/2008

Initial Guestroom Review
(Segment A — Floors 7, 8, 9, 14, 15 & 17)
(Segment A/B — Floors 14, 15, 17 & 18)
(Segment B — Floors 5-11 & 14-18)
(Segment C — Floors 2, 3, 9, 10 & 11)
(Segment D — Floors 3 & 5)
(Segment E — Floors 4 & 5)
Floor 17 includes MEP comments
25	Punch List 25	2/19/2008

Initial Guestroom Review
(Segment A — Floors 10, 11, 12, 15, 16 & 17)
(Segment A/B — Floors 5-18)
(Segment B — Floors 4, 9, 10, 12, 14, 16, 17 & 18)
(Segment C — Floors 3, 4, 7, 8, 9 & 12)
(Segment D — Floor 5)
Floors 5-17 include MEP comments
26	Punch List 26	2/26/2008

Initial Guestroom Review
(Segment A — Floors 3-19)
(Segment A/B — Floors 4-12, 17 & 19)
(Segment B — Floors 3, 4, 10, 12 & 19)
(Segment C — Floors 1-12)
(Segment D — Floors 2, 3, 4 & 7)
(Segment E — Floors 3, 4 & 7)
Floors 4, 5, 6, 7, 8 & 9 include MEP comments
27	Punch List 27	3/5/2008

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Issue No.	Description	Date Published
Initial Guestroom Review
(Segment A — Floors 3, 5, 14 & 17)
(Segment A/B — Floors 10, 11, 12 & 14)
(Segment B — Floors 3, 5, 6, 8, 10, 11, 12 & 17)
(Segment D — Floors 2, 4, 5, 6 & 7)
(Segment E — Floors 3, 6 & 7)
28	Punch List 28	3/13/2008

Initial Guestroom Review
(Segment A — Floors 6 & 15-17)
(Segment A/B — Floors 14-19)
(Segment B — Floors 14-19)
(Segment D — Floor 6)
(Segment E — Floor 6)
Initial Public Spaces Review
(Segment B — Floor 1)
(Segment D — Floors 0 & 1)
(Segment E — Floors 0 & 1)
29	Punch List 29	3/19/2008

Initial Guestroom Review
(Segment A — Floors 7, 8 & 10)
(Segment B — Floors 4, 9 & 19)
(Segment E — Floor 7)
Initial Public Spaces Review
(Segment A — Floors 0, 1 & 2)
(Segment A/B — Floor 2)
(Segment C — Floor 1)
(Segment D — Floor 1)
(Segment E — Floor 1)
Initial Pool / Fitness Review
(Floor B1)
Floor B1 includes MEP comments
30 & 31	Punch Lists 30 & 31	3/21/2008

Initial Public Spaces Review
(Segment A — Floors 0 & 2)
(Segment A/B — Floors 0 & 2)
(Segment B — Floor 1)
(Segment D — Floors 0 & 1)
(Segment E — Floors 1 & 2)
32	Punch List 32	3/24/2008

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Issue No.	Description	Date Published
Initial Public Spaces Review
(Segment A — Floor 2)
(Segment A/B — Floors 0 & 2)
(Segment B — Floors 0 & 1)
(Segment D — Floor 0)
Initial Guestroom Review
(Segment A — Floors 3-19)
(Segment A/B — Floors 12-19)
(Segment B — Floors 3-19)
Initial Pool / Fitness Review
(Floor B1)
33	Punch List 33	3/28/2008

Initial Public Spaces Review
(Segment A — Floor 0)
(Segment A/B — Floors 0 & 2)
(Segment B — Floors 0 & 2)
(Segment D — Floor 0)
(Segment E — Floor 1)
Initial Guestroom Review
(Segment A — Floors 14 & 16-19)
(Segment A/B — Floors 5-11, 14, 15, 17 & 19)
(Segment B — Floors 3, 4, 7, 11 & 19)
(Segment D — Floor 7)
Initial Pool / Fitness Review
(Floor B1)
Floors 0 & B1 include MEP comments
34	Punch List 34	4/8/2008

Initial Public Spaces Review
(Segment A — Floors 0-2)
(Segment A/B — Floors 0 & 2)
(Segment B — Floors 0-2)
(Segment D — Floors 0 & 1)
(Segment E — Floors 0-2)
Initial Guestroom Review
(Segment A — Floors 7 & 17)
(Segment A/B — Floors 5, 18 & 19)
(Segment B — Floors 3-7 & 10-19)
(Segment D — Floors 4, 6 & 7)
(Segment E — Floors 3-7)
Initial Pool / Fitness Review
(Floor B1)
Initial Penthouse Review
(Segments A, A/B, C & D)
Floors 1-3, 5-7, 18-19 & Penthouse include MEP comments
35	Punch List 35	4/16/2008

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Phase II

Issue No.	Description	Date Published
Initial Guestroom Review
(Segment H — Floors 4 & 5)
1	Punch List 1	2/8/2008

Initial Guestroom Review
(Segment H — Floors 5, 6 & 7)
2	Punch List 2	2/15/2008

Initial Guestroom Review
(Segment H — Floors 6 & 7)
3	Punch List 3	2/22/2008

Initial Guestroom Review
(Segment H — Floors 4, 5, 6, 7 & 8)
4	Punch List 4	2/29/2008

Initial Guestroom Review
(Segment H — Floors 6, 7, 8, 9 & 10)
5	Punch List 5	3/7/2008

Initial Meeting Rooms Review
(Segment H — Floor 2)
Initial Guestroom Review
(Segment H — Floors 6-11)
6	Punch List 6	3/20/2008

Initial Public Spaces Review
(Segment H — Floor 2)
Initial Guestroom Review
(Segment H — Floors 5, 10, 11 & 12)
7	Punch List 7	3/25/2008

Initial Guestroom Review
(Segment H — Floors 4-12)
8	Punch List 8	4/2/2008

Initial Public Spaces Review
(Segment H — Floors 1 & 2)
Initial Guestroom Review
(Segment H — Floors 4-12)
Initial Penthouse Review
(Segment H) Floors 1, 2 & 4-12 include MEP comments
9	Punch List 9	4/24/2008

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Convention Center

Issue No.	Description	Date Published
Initial Review with MEP comments
Level 61 — Convention Services (Floor 01)
1	Punch List 1	10/2/2007

Initial Review
Level 38 — Exhibition Hall (Floor 00)
Level 61 — Kitchen / BOH (Floor 01)
2	Punch List 2	10/9/2007

Completion Review No. 1
Level 61 — Convention Services (Floor 01)
3	Punch List 3	10/16/2007

Initial Review
Level 38 — BOH (Floor 00)
Initial Review with MEP comments
Level 61 — BOH (Floor 01)
4	Punch List 4	10/19/2007

Initial Review
Level 38 — BOH (Floor 00)
Initial Review with MEP comments
Level 61 — BOH (Floor 01)
5	Punch List 5	11/09/2007

Initial Review with Cini-Little Comments
Level 61 — Room Service Kitchen & Employee Servery Kitchen
(Floor 01)
6	Punch List 6	12/07/2007

Completion Review No. 1
Level 38 — BOH (Floor 00)
7	Punch List 7	12/21/2007

Initial Review
Level 38 — Front of House (Floor 00)
Level 78 — Engineering Offices (Floor 02)
8	Punch List 8	01/07/2008

9	Initial Review Level 38 — Exhibition Hall (Floor 00) Level 78 — Ballrooms & Meeting Rooms (Floor 02) Punch List 9	01/28/2008

Initial Review
Level 38 — Prefunction Areas (Floor 00)
Level 78 — Kitchen Areas (Floor 02)
10	Punch List 10	02/15/2008

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Issue No.	Description	Date Published
Initial Review
Level 78 — Offices (Floor 02)
Level 86 — Human Resources (Floor 03)
11	Punch List 11	02/22/2008

Initial Review
Level 100 — Control Rooms, Meeting Rooms & Spot Pods
(Floor 04)
12	Punch List 12	02/29/2008

Initial Review
Level 78 — Corridors & Storage Rooms (Floor 02)
Level 86 — Human Resources (Floor 03)
Level 100 — Corridors, Storage & Spot Pods (Floor 04) Stairs
13	Punch List 13	3/17/2008

Initial Review
Level 38 — Back of House (Floor 00)
Level 78 — BOH / CUP (Floor 02)
Level 100 — BOH / CUP (Floor 04) Stairs
14	Punch List 14	3/25/2008

Initial Review
Level 38 — Exhibit Hall & Public Spaces (Floor 00)
Level 61 — Atrium (Floor 01)
Level 78 — Public Spaces (Floor 02) Stairs
15	Punch List 15	4/3/2008

Initial Review
Level 38 — Corridors & Mech Rooms (Floor 00)
Level 61 — Kitchen Areas, Corridors & Mechanical Rooms
(Floor 01)
Level 86 — Mechanical Rooms (Floor 03)
Level 100 — Mechanical Rooms (Floor 04)
Stairs
Floor 01 includes MEP comments
16	Punch List 16	4/28/2008
Garage

Issue No.	Description	Date Published
Initial Parking Garage Review
(Levels 1-6)
Levels 1-5 include MEP comments
1	Punch List 1	5/5/2008

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Site

Issue No.	Description	Date Published
Initial Site Review
(Site — Convention Center)
(Site — Hotel)
(Site — Site)
1	Punch List 1	5/22/2008
Signage

Issue No.	Description [TO BE FURNISHED]	Date Published
Initial Signage and Graphics Review
(Site — Convention Center)
(Site — Hotel)
(Site — Site)
1	Punch List 1	7/18/08
AV

Issue No.	Description [TO BE FURNISHED]	Date Published
4/15 &16/08,
Lighting & 6/2/08
	Initial AV and Technical Lighting Review	E-mail update;
	(Site — Convention Center)	2/18/08 Audio-Video
	(Site — Hotel)	Systems; and
	(Site — Site)	2/12/08 Stage
1	Punch List 1	Rigging
Kitchen

Issue No.	Description	Date Published
Initial Kitchen Review
(Site — Convention Center)
(Site — Hotel)
(Site — Site)
1	Punch List 1	11/20/07

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Water Features

Issue No.	Description	Date Published
	Initial Water Features Review	09/22/08 Site Visit
	(Site — Convention Center)	Reference E-mail
	(Site — Hotel)	dated 9/26/08 with
	(Site — Site)	Pictures from
1	Punch List 1	09/22/08 Site Visit
Architects

Issue No.	Description	Date Published
	Initial Architect’s Deficiency Review	Log # 4, dated
	(Site — Convention Center)	9/22/08 with a
	(Site — Hotel)	supplement that is
	(Site — Site)	dated 12/08/08 [to
1	Punch List 1	be furnished]
Exterior

Issue No.	Description	Date Published
Initial Hotel — Phase I Review
(Site — Hotel)
(Site — Site)
1	Punch List 1	9/26/08, Update

Initial Hotel — Phase II Review
(Site — Hotel)
(Site — Site)
2	Punch List 1	9/26/08, Update

Initial Convention Center Review
(Site — CC)
(Site — Site)
3	Punch List 1	9/26/08, Update
Expansion Joint

Issue No.	Description	Date Published
Initial Expansion Joint Deficiency Review
(Site — Exterior)
(Site — Interior)
1	Punch List 1	May 28, 2008

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Water Intrusion

Issue No.	Description	Date Published
	Initial Water Intrusion Review	Issued by PTJV
	(Site — Hotel)	9/15/08 is the last
	(Site — Site)	version we have by
1	Punch List 1	e-mail
     3.2 PTJV has taken certain exceptions to the identification of (1) certain addenda included within the Final Contract Documents in Article 2, and (2) items identified in the punch lists and deficiency lists in section 3.1 that may be included within those addenda. Attachment A is the PTJV List of Excluded Addenda with Gaylord comments. Where disagreements are noted in the list, such disagreements will be resolved as provided in this article.
     3.3 With regard to the guest room and related corridor work, the punch lists and deficiency lists in section 3.1 have not been statused to identify work that has been corrected and completed. Gaylord and PTJV recognize that work will be performed during the “mini-renovation” of guest rooms that includes some damage due to guests, FF&E installation, and operations. PTJV and Gaylord have agreed on the lump sum of $190,000 to repair any damages due to guests, FF&E installation, and operations as part of completion and correction of the punch lists and deficiency lists in section 3.1 associated with the guest rooms. This lump sum includes repair to the drywall access panels in approximately 160 guest rooms, but does not include the guest room corridors nor the super suites (presidential and TVS). PTJV and Gaylord will agree in the near future on the amount and scope of this work in the corridors and the super suites. This lump sum of $190,000 is in addition to the Final Contract Amount.
     3.4 With regard to the remainder of the Project (excluding the guest rooms and related corridors), the punch lists and deficiency lists in section 3.1 have been partially statused.

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PTJV has identified the major items on the lists which it has not done and does not intend to do. Attachment B to this Final Settlement Agreement is the PTJV list of excluded punch list items (“PTJV Excluded Punch List”). The PTJV Excluded Punch List contains Gaylord comments. Where the parties disagree as to an item contained in the list, or the exception taken by PTJV, the disagreements will be resolved as provided in this article.
     3.5 With regard to the TVS suites, PTJV will correct and complete the work as required by the punch lists and deficiency lists in section 3.1.
     3.6 PTJV has prepared certain schedules for Completion of the Work: (1) a schedule to perform the “hot items” and public areas; and, (2) a preliminary room (guest rooms, corridors, and suites) punch schedule . The schedules are Attachment C to this Final Settlement Agreement. PTJV will perform the Completion of the Work in accordance with the attached schedules, and will complete the room (guest rooms, corridors, and suites) punch by September 1, 2009, and all remaining work by May 1, 2009, subject to adjustments as allowed by the Agreement and subject to the reasonable operational requirements of Gaylord. PTJV will update the schedules on a weekly basis. The work will be done expeditiously with recognition for its critical nature; failure to progress the work expeditiously will subject PTJV to the remedies in section 3.9 and in the Agreement (i.e. supplement forces, termination of the right to proceed, and termination of the Agreement). Gaylord will cooperate with PTJV to meet the schedule, including but not limited to, providing access to areas and rooms and inspection and sign off services. PTJV will cooperate with Gaylord and its operations, realizing that the Project is an operating facility with employees and guests, which will require close coordination of the schedule with the demands of the operating facility.

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     3.7 PTJV shall submit for Gaylord’s approval a schedule of values for the uncompleted work. The amount of $3.0 million will be withheld from the Final Contract Amount until the value of the uncompleted work is $2.0 million or less (150 percent) as determined by the schedule of values. At that time, the $3.0 million will be released based upon monthly applications provided the remaining withheld amount equals 150% of the scheduled value for completion of the remaining items. Payments by wire transfer or by check, at Gaylord’s discretion, will be made within 10 days of receipt of a monthly pay application in a form reasonably acceptable to Gaylord.
     3.8 The parties will meet weekly to coordinate the completion and correction of work. Sam Sabin will directly lead the PTJV site team and, for the first 60 days, will be on site at least three days per week thereafter as needed until completion and correction of the work. The work will be inspected and accepted by Gaylord by applying commercial standards in a reasonable and industry manner. If the representatives of the parties reach an impasse as to items on the punch lists and deficiency lists, senior executives of the parties will attempt to reach a resolution applying the contract documents using commercial standards in a reasonable and industry manner.
     3.9 In the event the parties are unable to resolve disputes concerning the punch lists and deficiency lists by the foregoing procedure or if PTJV does not perform the remaining work in a timely fashion in accordance with the applicable contract documents, Gaylord reserves its contractual rights to the extent permitted by the Agreement to supplement forces, deduct any related cost from the withheld $3.0 million, and, if necessary, to terminate the right of PTJV to proceed pursuant to the Agreement, to complete and correct the work with other forces, and to

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charge all related costs to PTJV. In such circumstances, Gaylord will follow the procedures of the Agreement.
     3.10 The parties recognize that work outside the scope of the agreed punch lists and deficiency lists in section 3.1 may be requested (in addition to repairs due to damage caused by guests, FF&E installation, and operations). It is the desire of the parties to keep this additional work to a minimum. Unless otherwise mutually agreed by the parties, any additional work will not be performed unless and until both parties execute a written change order identifying a fixed price for a specific scope of additional work. Payment will be made as part of the monthly application for payment within 10 days of submission. Upon completion, PTJV will submit an application for Final Payment in accordance with Section 13.1 of the Agreement.
ARTICLE 4
SUBCONTRACTOR LIENS/CLAIMS
     4.1 The parties recognize that claims by Minority and Local Business Enterprises (“MBE/LBEs”) are to be given priority consideration. PTJV shall endeavor to reach resolution with MBE/LBEs as early as possible. PTJV will reach settlements with MBE/LBE entities based upon the value of their work and with due consideration of the special status of these entities. PTJV will certify compliance with MBE/LBE requirements of the Agreement, and provide information as needed by Gaylord, to the extent required by the Agreement, and for Gaylord’s use in supplying MBE/LBE information to Prince George’s County. PTJV must also certify compliance with the prevailing wage rate schedules published by the Prince George’s County Determination Board.
     4.2 PTJV agrees to assume the defense of Gaylord in all present and future Subcontractor Actions, and to bear all costs of such defense. This duty to defend, and pay all

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costs of such defense, includes attorney’s fees, court costs, expert fees, and expenses. This duty to defend and pay does not include any discovery sanctions that may be awarded for any action or failure to act by Gaylord prior to December 31, 2008. Attachment D to this Final Settlement Agreement is the Lien/Litigation Matrix which identifies current Subcontractor Actions and Subcontractor claims. By December 31, 2008, PTJV’s attorneys from the firm of Ober, Kaler, Grimes & Shriver, P.C. will enter their appearances as counsel for Gaylord in all present Subcontractor Actions in substitution for Gaylord’s current attorneys from the firms of Huddles, Jones, Sorteberg & Dachille, P.C. and Smith Currie & Hancock LLP. If and when any Subcontractor brings a future Subcontractor Action, or in the event a present Subcontractor lien or Subcontractor Action is not included in the Lien/Litigation Matrix, Gaylord will promptly notify PTJV, and PTJV’s attorneys will also defend Gaylord in such actions and bear all the costs of such defense.
     4.3 By January 31, 2009, PTJV agrees to remove all interlocutory or final Subcontractor liens from the Project by satisfying or bonding off such liens and, if the latter, to pay all costs associated with any lien bond. PTJV further agrees to remove any future interlocutory or final liens on the Project within 30 days of the entry of any order establishing such interlocutory or final lien.
     4.4 As part of any settlement with Subcontractors, PTJV will supply its standard General Release and Final Waiver form executed by each Subcontractor. Attachment E is a copy of the PTJV General Release and Final Waiver form. PTJV must also obtain a consent of surety for any bond issued for a Subcontractor.
     4.5 PTJV agrees to fully indemnify, save and hold harmless Gaylord, at PTJV’s sole expense (including, without limitation, attorneys fees, expert fees, and litigation expenses) from

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all Subcontractor Actions. However, PTJV has no duty to indemnify and hold Gaylord harmless (except for the duty to defend in section 4.2), for any special, exemplary or punitive damages due to any claim alleging Gaylord’s independent tortious conduct.
     4.6 Upon receipt of payment in accordance with Application for Payment No. 40, PTJV will release its mechanic’s lien and will file a notice of dismissal with prejudice of its claims against Gaylord in the PTJV Action, and Gaylord will file a notice of dismissal with prejudice of its claims against PTJV in the Gaylord Action, its counterclaim in the PTJV Action, and its cross-claims and third-party claims in the Subcontractor Actions. Both the dismissal with prejudice by PTJV and by Gaylord will exclude from the dismissals causes of action related to (1) the enforcement of this Final Settlement Agreement, and (2) the Completion of the Work, as identified above. Each party will bear its own attorneys fees, costs and expenses.
     4.7 Gaylord will cooperate with PTJV in the defense of any Subcontractor Actions. Beginning January 1, 2009, PTJV will pay any expenses incurred by Gaylord (travel and other reimbursable expenses), and will pay a reasonable per diem or pre-approved hourly rate (based on actual labor cost) for Gaylord personnel who assist at the direct request of PTJV in excess of 50 total hours for all Gaylord personnel. Any such labor and expenses will be invoiced monthly by Gaylord and paid by PTJV within ten days.
     4.8 At its expense, Gaylord will provide access to its paper copies of Project documents as needed by PTJV. At its expense, Gaylord will provide an electronic copy of its electronic Project documents, including email, by December 31, 2008. Gaylord will perform a privilege review of the Gaylord documents before December 31, 2008.

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ARTICLE 5

BANKER STEEL
     5.1 This Final Settlement Agreement does not affect the pending claim asserted by Banker Steel, LLC (the “atrium truss claim”) in connection with the builder’s risk policy maintained for the Project.
     5.2 PTJV has also notified Gaylord of a potential claim it may assert in connection with the OCIP/builder’s risk policies arising from the atrium truss claim. Whatever claim submitted by PTJV is limited by the policy limits, terms, and conditions of any applicable policies.
     5.3 PTJV is responsible for any and all deductibles in connection with the atrium truss claim or any other claim, regardless of the number of occurrences, under the OCIP/builder’s risk policies. For clarification, PTJV is responsible for the actual policy deductibles or retention for any and all insurance claims regardless of the deductible amount identified in the Agreement. Further, PTJV agrees to make no claim against Gaylord in connection with the atrium truss claim.
     5.4 Claims made in connection with the OCIP/builder’s risk policies will be adjusted in due course by the insurers. Any insurance proceeds will be distributed as provided in the Agreement.
ARTICLE 6
WARRANTIES AND GUARANTIES
     6.1 The dates of early turnover of certain portions of the Project are as follows: (a) the Data Center — 7/1/07; (b) Executive Office — 9/1/07; (c) the Convention Center — 1/22/08; (d) all other areas — March 29, 2008. Per Paragraph 30 of the General Conditions, PTJV represents

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and warrants that all Work will be free from failure under ordinary usage for a period of one (1) year from the date of substantial completion of the entire Project on March 29, 2008 (including any mechanical, equipment or other specific extended warranties in the Final Contract Documents). This warranty applies even if Gaylord accepted portions of the Project prior to the date of substantial completion of the entire Project.
     6.2 All requirements for warranties and guaranties as stated in Paragraph 30 of the General Conditions are applicable. In addition, the one (1) year period from the date of substantial completion does not prevent or prohibit any claims if Gaylord later learns the Work was not installed in compliance with the contract documents or if latent defects are discovered. Gaylord represents it has no actual knowledge of any unasserted or latent defects (other than may be included within the scope of Article 3 Completion of the Work).
ARTICLE 7

TEST AND BALANCE
     7.1 PTJV will assist Gaylord with Gaylord’s commissioning, testing and balancing to the extent required by the Agreement.
ARTICLE 8
RELEASE
     8.1 For any event or occurrence through the effective date of this Final Settlement Agreement, and except for the excluded matters set forth in this section, PTJV for itself, its successors, assigns, affiliates, and partners, hereby remises, releases, quitclaims and forever discharges Gaylord, their respective parents, owners, subsidiaries, and affiliates, and their respective shareholders, officers, directors, employees, agents, consultants, servants, partners, sureties, attorneys, representatives, successors and assigns of and from any and all manner of

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actions, cause and causes of action and actions, suits, debts, dues, duties, sum or sums of money, accounts, contracts, promises, variances, judgments, executions, liabilities, liens, damages, additional general conditions, claims for fee, costs, expenses, attorneys’ fees, claims, adjustments, requests for equitable adjustment, and demands whatsoever, known or unknown, liquidated or not, in law or in equity arising out of or relating to (a) the Project, (b) the Agreement or any GMP Amendments, change orders or extra work, (c) any and all claims that PTJV, Perini, or Tompkins asserted, could have asserted or could assert in the future, and (d) any costs incurred by PTJV, Perini, or Tompkins on the Project. Provided however, the following matters are excluded from this release: (1) the right to receive the payments from Gaylord in Articles 1 and 3; (2) the Completion of Work in Article 3; and, (3) latent defects in the work of “unbonded subcontractors,” as described in this section. Gaylord is assuming no liability for the issue of “unbonded subcontractors,” as identified in the Subcontractor Bond Status, Attachment F, pertaining to the completion of the Project and the close out of Subcontractors. Gaylord is only assuming, and PTJV is excluding from the release, future, currently unknown, latent defects involving defaulting and/or defunct “unbonded subcontractors” which latent defects are discovered following completion of the Project and close out of Subcontractors. The foregoing release by PTJV does not include or apply to the enforcement of this Final Settlement Agreement.
     8.2 For any event or occurrence through the effective date of this Final Settlement Agreement and except for the excluded matters set forth in this section, Gaylord, for itself, its successors and assigns, hereby remises, releases, quitclaims and forever discharges PTJV and its parents, owners, subsidiaries, and affiliates, and its and their shareholders, officers, directors, employees, agents, consultants, servants, partners, sureties, attorneys, representatives, successors

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and assigns from any and all manner of actions, cause and causes of action and actions, suits, debts, dues, duties, sum or sums of money, accounts, contracts, promises, variances, judgments, executions, liabilities, liens, damages, costs, expenses, attorneys’ fees, claims, adjustments, requests for equitable adjustment and demands whatsoever, in law or in equity arising out of or relating to the Project. Provided however, the following matters are excluded from this release: (1) defense costs and indemnification pursuant to Article 4 for claims asserted against Gaylord by any Subcontractors; (2) Completion of the Work under Article 3; (3) work that is improper, non-conforming or defective; (4) warranty or guaranty obligations; (e) indemnity or contribution under the Agreement; (f) latent defects; and (g) damages arising due to any failure of PTJV to bond a Subcontractor recommended to be bonded by Gaylord. The foregoing release by Gaylord does not include or apply to the enforcement of this Final Settlement Agreement.
ARTICLE 9

MISCELLANEOUS
     9.1 The effective date of this agreement is November 26, 2008.
     9.2 The foregoing recitals A-O are hereby incorporated by reference and made a part of the agreed terms and conditions of this Final Settlement Agreement
     9.3 With regard to any PEPCO claim, PTJV will assume responsibility for the utility billings for temporary power. With regard to any PEPCO invoices paid by PTJV at the request of Gaylord or paid by Gaylord for power prior to Substantial Completion of the Project, the invoice will be apportioned according to the Agreement.
     9.4 The Parties hereto each represent and warrant that they have made no assignment or transfer of any claims that they may have against each other and which are the subject of this

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Final Settlement Agreement. Further, each party expressly warrants and represents that it owns all rights, title and interests in the claims it is releasing herein.
     9.5 This Final Settlement Agreement is intended to be and is an accommodation between the parties and shall not be construed as an admission of liability on behalf of either party. The parties understand that they have each denied any and all liability to each other and that they have settled disputed claims between themselves merely to avoid the risk of continuing the dispute and the cost of litigation.
     9.6 Each party to this Final Settlement Agreement shall be responsible for and pay all its own attorneys’ fees, costs and expenses incurred, or to be incurred, for the claims released herein.
     9.7 Each Party to this Final Settlement Agreement does hereby agree that this Agreement shall be binding upon the Parties hereto, their successors, assigns and legal representatives.
     9.8 This Final Settlement Agreement shall be considered as drafted jointly by the parties, and no uncertainty or ambiguity found in the terms hereof shall be construed for or against any party based on an attribution of drafting to any one party.
     9.9 All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Maryland.
     9.10 If any term, covenant or condition of this Final Settlement Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Final Settlement Agreement shall be construed without such provision.
     9.11 Except as expressly modified herein, all of the parties’ contractual duties and obligations, as identified in the Agreement and the contract documents, remain in effect,

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including but not limited to duties and obligations concerning standards of performance, warranties, guaranties, and obligations for taxes, permits, licenses, and inspections.
     9.12 Unless modified herein, this Final Settlement Agreement does not affect any insurance coverage for the Project, nor prejudice any claims under prior or existing coverage provided by Gaylord as part of the OCIP program or provided by PTJV after closure of the OCIP program.
     9.13 This Final Settlement Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other prior discussions, agreements and understandings, both written and oral, among the parties with respect thereto. Any amendment or modification of this Final Settlement Agreement shall be void unless set forth in writing and signed by both parties.
     9.14 This Final Settlement Agreement shall constitute the valid and binding agreement of the Parties hereto only when executed by all of the Parties hereto. The Final Settlement Agreement may be executed in one or more counterparts and, provided that each party signs at least one counterpart, all such counterparts together shall constitute one agreement binding on the parties, although not all parties are signatories to the same counterpart. Executed counterparts of the Final Settlement Agreement may be exchanged by facsimile transmission, among other means.
     9.14 Each person executing this Final Settlement Agreement on behalf of a Party to this Final Settlement Agreement acknowledges that he (a) has read this Final Settlement Agreement; (b) has had full opportunity to consult with Counsel concerning its meaning and effect; (c) understands and fully agrees to each and every provision hereof on behalf of such

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Party; and (d) is fully authorized to executed the Final Settlement Agreement on behalf of such Party.
     IN WITNESS WHEREOF, the parties have executed this Final Settlement Agreement, as of the day and year first above written.
ATTEST:
GAYLORD NATIONAL, LLC
BY: GAYLORD HOTELS, LLC
ITS: SOLE MEMBER

By:	/s/ David C. Kloeppel

Title:	President

Date:	12/19/08
ATTEST:
PERINI BUILDING COMPANY, INC.

By:	/s/ Sam W. Sabin

Title:	Senior Vice President

Date:	12/23/08
ATTEST:
TURNER CONSTRUCTION COMPANY, T/A TOMPKINS BUILDERS, INC.

By:	/s/ Ed Small

Title:	Vice President

Date:	12/20/08

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LIST OF ATTACHMENTS

A	PTJV List of Excluded Addenda

B	PTJV Excluded Punch List

C	Completion Schedules

D	Lien/Litigation Matrix

E	PTJV General Release and Final Waiver form

F	Subcontractor Bond Status

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